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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) APRIL 17, 2006
                                                          --------------


                              OVERHILL FARMS, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                     001-16699                   75-2590292
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(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



                2727 EAST VERNON AVENUE, VERNON, CALIFORNIA 90058
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (323) 582-9977
                                                          --------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 17, 2006, Overhill Farms, Inc. ("OFI" or "we") executed a senior secured credit agreement with Guggenheim Corporate Funding, LLC ("Agent"). The credit agreement contemplates that the Agent will act as collateral agent, administrative agent, arranger and syndication agent in connection with loans to be made by various lenders, including affiliates of the Agent. Our existing financing arrangements with Levine Leichtman Capital Partners II, L.P. ("LLCP") and Pleasant Street Investors, LLC ("PSI") require us to give them 30 days' notice prior to terminating those arrangements. We gave notice of termination to LLCP and PSI on April 17, 2006. Accordingly, initial funding under the new credit agreement is to be made at the closing of the new credit agreement, which is anticipated to occur on or about May 17, 2006. Proceeds from the facility are to be used, initially, to refinance our existing debt and pay fees and expenses of the refinancing and, subsequently, for working capital and general corporate purposes.

         The facility is a $47.5 million senior secured credit facility with a five-year maturity. The facility is to be secured by a first priority lien on substantially all of our assets. The facility is structured as a $7.5 million non-amortizing revolving loan, a $25.0 million amortizing Tranche A Term Loan and and a $15.0 million non-amortizing Tranche B Term Loan. The facility will bear interest, adjustable quarterly, at the London Interbank Offered Rate ("LIBOR") for LIBOR loans or, at our option in the case of the revolving loans, an alternate base rate equal to the greater of the prime rate and the federal funds effective rate plus 0.50%, plus an applicable margin, as follows:

                                           Applicable
                                           Margin for
                        Total Debt to    Alternate Base                     Applicable Margin for
                          EBITDA           Rate Loans                            LIBOR Loans
                       Ratio for Last    --------------     ----------------------------------------------------
                          Twelve            Revolving          Revolving          Tranche A          Tranche B
                          Months              Loan               Loan             Term Loan          Term Loan
                        ------------     --------------     --------------     ---------------    ---------------
Greater than              3.00:1.00           2.50%              3.50%              3.75%              6.25%

Greater than or
equal to but less         2.00:1.00
than or equal to          3.00:1.00           2.25%              3.25%              3.50%              6.00%

Less than                 2.00:1.00           2.00%              3.00%              3.25%              5.75%
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

         The facility contains covenants whereby, among other things, we will be required to maintain minimum levels of EBITDA, interest coverage, and fixed charge coverage, to not exceed maximum leverage, and to limit our annual capital expenditures and incremental indebtedness.

         Mandatory prepayments under the facility generally will be required under various circumstances, including:

         o an excess cash flow sweep of 50% of annual excess cash flow, defined as EBITDA plus a working capital adjustment, less interest, taxes and capital expenditures paid in cash and certain debt repayments, which would be applied first to reduce the balance of the Tranche A Term Loan and second to reduce the balance of the Tranche B Term Loan;

         o if our revolving credit obligations exceed the revolving loan commitment;

         o if we dispose of assets other than disposing of inventory in the ordinary course of business; or

         o if we receive proceeds from casualty or condemnation losses in excess of $1.5 million over twelve months and do not timely apply those proceeds to repair or replacement of the asset.



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         We generally will be permitted to make voluntary prepayments under the facility under various circumstances, including:

         o upon giving ten days' prior written notice, we may prepay first the Tranche A Term Loan and second the Tranche B Term Loan, in integral multiples of $500,000, subject to prepayment penalties of 3.0%, 2.0% and 1.0% during the first, second and third years, respectively, following the closing of the credit agreement, if we have at least $3.0 million in cash, cash equivalents and revolving loan availability, both before and after giving effect to any voluntary prepayment of term loans made on such date;

         o upon giving five days' prior written notice, we may prepay the revolving loans, in a minimum amount of $250,000 and integral multiples of $50,000, subject to payment to each lender of certain costs, losses and expenses if we prepay LIBOR loans on a date other than an interest payment date;

         o upon giving five days' prior written notice, we may terminate in whole, or permanently reduce in part, the revolving loan commitments in integral multiples of $500,000, without premium or penalty; or

         o between the 90th and 95th days following our fiscal year end, if our EBITDA in the fiscal year, as determined as of the last day of the fiscal year, exceeds $13.0 million and we have at least $3.0 million in cash, cash equivalents and revolving loan availability, both before and after giving effect to any voluntary prepayment of term loans made on such date, we may prepay, without premium or penalty, the Tranche B Term Loans in an amount up to the amount by which our EBITDA exceeds $13.0 million.

         Events of default under the facility include:

         o our failure to make any required payments within three business days of when due;

         o our breach of a representation or a warranty under the facility in any material respect;

         o our failure to cure within the applicable grace period breaches of various covenants and agreements under the facility;

         o our failure to pay within the applicable grace period payments on any third party indebtedness that exceeds $250,000, or the occurrence of any other breach, default or event of default that would cause or would permit the holder or holders of the indebtedness to foreclose, accelerate the maturity of or require a repurchase of the indebtedness;

         o our institution of a voluntary bankruptcy proceeding, our consent to an involuntary bankruptcy case, our failure to generally pay our debts as they become due, our admission in writing of our inability to pay our debts generally, our general assignment for the benefit of creditors, or any action to authorize or effect any of the foregoing;

         o our failure to obtain a dismissal, stay, bond or discharge of an involuntary bankruptcy proceeding within 60 days, the entry of a decree or order for bankruptcy, insolvency or similar relief, or approval by our board of any resolution or action authorizing any of the foregoing;

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         o    our failure to obtain a dismissal, stay, bond or discharge of a decree or order for the appointment of a receiver, liquidator, or other officer over all or a substantial part of our assets or for the issuance of a warrant of attachment, execution or similar process against any substantial part of our assets; or approval by our board of any resolution or action authorizing any of the foregoing;

         o any material provision of any loan document ceases to be valid and binding on or enforceable against us or we contest or deny in writing the validity or enforceability against us of any such provision;

         o any collateral document fails or ceases to create a valid and perfected lien intended to be created or perfected by the document, or we seek to render such liens invalid or unperfected, or liens in favor of the collateral agent are invalidated or do not have the priority contemplated by the facility;

         o our failure to timely satisfy certain judgments or judicial or administrative orders for the payment of money exceeding $250,000; or

         o    the occurrence of a change of control, which includes:

              o any person or group becoming the beneficial owner, directly or indirectly, of 35.0% or more of our voting stock;

              o a sale, lease, transfer or other disposition of all or substantially all of our assets;

              o if we are acquired by or merge, consolidate or reorganize with another person and any person who was not an affiliate of ours as of April 17, 2006 acquires the power to direct or cause the direction of our management or policies, directly or indirectly, or to vote 35.0% or more of our voting stock;

              o James Rudis ceases to be our chief executive officer, or if Mr. Rudis ceases to be our chief executive officer due to his death or disability, a replacement chief executive officer has not accepted appointment as our chief executive officer within 90 days of Mr. Rudis' death or disability;

              o during any period of two consecutive years, individuals who at the beginning of such period constituted or, pursuant to applicable contractual rights, would have constituted our board (together with any new directors whose election by our board or whose nomination for election by our stockholders was approved by a vote of the majority of our directors then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board; or

              o our institution of a voluntary case of bankruptcy or any similar proceeding; or the commencement against us of an involuntary case seeking liquidation or reorganization or any similar proceeding where either we consent to the involuntary case or proceeding, the petition is not timely controverted or remains undismissed and unstayed for 90 days, or an order for relief is issued or entered; or our liquidation, winding up or insolvency.



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         Any event of default relating to voluntary or involuntary bankruptcy or similar proceeding will cause an automatic termination of the loans then outstanding. Upon any other event of default, including a payment default, the Agent may, and at the written direction of holders of at least 50% of the credit exposure under the facility shall, by notice to us, terminate or reduce the commitments, declare all or a portion of loans then outstanding to be due and payable, and/or exercise any and all other available rights and remedies. Upon and during the continuation of a payment default, the applicable interest rates would be increased by 2.00% per annum. Any interest accrued at the default rate would be payable on demand.

         An unused commitment fee of 0.75% per annum on the daily unused portion of the revolving loan commitments will be payable monthly under the facility. We anticipate that debt issuance cots associated with the new credit facility will be approximately $1.5 million.

         We anticipate executing and delivering promissory notes, a pledge and security agreement, financing statements, deposit account control agreements and various other ancillary documents and agreements as of the closing of the credit agreement. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including without limitation the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

ITEM 1.02.     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         As of January 1, 2006, our indebtedness to significant lenders consisted substantially of debt evidenced by a secured senior subordinated note payable to LLCP with a principal balance of $28.9 million and a senior Term A note payable to PSI, an affiliate of LLCP, with a principal balance of $15.9 million. Both notes have a maturity date of October 31, 2006. The senior subordinated note has a base rate of interest of 13.5%, subject to increase upon the occurrence of an interest rate event, as defined, or event of default. The interest rate on the Term A Loan, as amended, is the greater of 5.5% or the prime rate in effect from time to time plus 1.5% and is subject to increase upon the occurrence of any interest rate event, as defined, or event of default as provided in the note that evidences the loan.

         The amended and restated securities purchase agreement with LLCP and the amended and restated loan and security agreement with PSI, which have been amended from time to time, contain various covenants, including financial covenants covering restrictions on capital expenditures, minimum EBITDA and net worth levels, and specified debt service and debt to equity ratios. In addition, those agreements prohibit changes in control, including ownership and certain management personnel, and contain customary restrictions on incurring indebtedness and liens, making investments, paying dividends and making loans or advances. The obligations owing by us to PSI and LLCP are secured by liens on substantially all of our assets.

         On April 17, 2006, in conjunction with our execution of the credit agreement described in Item 1.01 of this report, we provided LLCP and PSI with irrevocable notices of our intention to repay our debt and terminate our financing arrangements with them on May 17, 2006. We expect to record a pretax charge of approximately $80,000 in connection with the termination of the LLCP and PSI financing arrangements.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         As described in Item 1.01 of this report, we executed a new credit agreement on April 17, 2006. The disclosures regarding the new facility are incorporated by reference into this Item 2.03.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 18, 2006             OVERHILL FARMS, INC.

                                  By: /S/ JOHN L. STEINBRUN
                                      ------------------------------------------
                                      John L. Steinbrun, Chief Financial Officer